Exhibit 21.1
LAKELAND BANCORP, INC.
SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation

Lakeland Bank	New Jersey chartered bank

Lakeland NJ Investment Corporation	New Jersey
(wholly owned subsidiary of Lakeland Bank)

Lakeland Investment Corporation	Delaware
(wholly owned subsidiary of Lakeland NJ Investment Corporation)

Lakeland Equity, Inc.	Delaware
(wholly owned subsidiary of Lakeland Investment Corporation)

Lakeland Preferred Equity, Inc.	New Jersey
(wholly owned subsidiary of Lakeland Equity, Inc.)

NBSC Holdings, Inc.	New Jersey
(wholly owned subsidiary of Lakeland Bank)

NBSC Properties, Inc.	New Jersey
(wholly owned subsidiary of Lakeland Bank)

Lakeland Bancorp Capital Trust II	Delaware

Lakeland Bancorp Capital Trust IV	Delaware

Lakeland Title Group LLC	New Jersey
(50% owned by Lakeland Bank)

Sullivan Financial Services Inc.	New Jersey
(wholly owned subsidiary of Lakeland Bank)

Lakeland Financial Services Agency, Inc.	New Jersey
(wholly owned subsidiary of Lakeland Bank)

31 Sparta Avenue LLC	New Jersey
(wholly owned subsidiary of Lakeland Bank)

HSB Investment Co. Inc. *	New Jersey
(wholly owned subsidiary of Lakeland Bank)
* Dissolution of HSB Investment Co. Inc. is pending